Exhibit 5.2

Goodwin Procter LLP 3025 John F Kennedy Blvd Philadelphia, PA 19104 goodwinlaw.com +1 445 207 7800

June 25, 2025

Lifeward Ltd.
200 Donald Lynch Blvd.
Marlborough, MA 01752

Re:          Securities Registered under Registration Statement on Form S-1

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (File No. 333-288172) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering (the “Offering”) by Lifeward Ltd., a company organized under the laws of the State of Israel (the “Company”), of (i) ordinary shares (the “Shares”), par value NIS 1.75 per share (the “Ordinary Shares”), (ii) pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”), (iii) the Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Ordinary Warrants”) to purchase Ordinary Shares; (v) Ordinary Shares issuable from time to time upon exercise of the Ordinary Warrants (the “Ordinary Warrant Shares”), and (vi) warrants (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants and the Ordinary Warrants, the “Warrants”) to purchase up to an amount of Ordinary Shares equal to 6.0% of the Shares and Pre-Funded Warrants sold in this Offering (the “Placement Agent Warrant Shares,” and together with the Shares, Warrants, Pre-Funded Warrant Shares and the Ordinary Warrant Shares, the “Securities”) as contemplated by the Registration Statement and that certain engagement agreement, dated January 6, 2025, as amended on May 13, 2025, by and between the Company and H.C. Wainwright & Co., LLC (the “Engagement Agreement”). The proposed maximum aggregate offering price of the Securities pursuant to the Registration Statement is $8,881,000. The Securities are to be issued and sold by the Company pursuant to the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. We have also relied, with the permission of Goldfarb Gross Seligman & Co., Israeli counsel to the Company, upon the legal opinion letter of Goldfarb Gross Seligman & Co. to the Company, dated June 25, 2025 with respect to certain matters concerning the Company and its securities.

The opinion set forth below is limited to the law of the State of New York and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws. We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Israel. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of other jurisdictions as they relate to the Company, we have relied upon and assumed the correctness of, without independent investigation, the legal opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company, which is being delivered to you and filed with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

Lifeward Ltd.
June 25, 2025

Based on the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when the Registration Statement has become effective under the Securities Act and when the Warrants have been duly executed and delivered in accordance with the terms of a securities purchase agreement among the Company and purchasers or the Engagement Agreement, as applicable, and have been duly issued and sold as contemplated in the Registration Statement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Goodwin Procter llp GOODWIN PROCTER LLP